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                       CUSTODIAL AGREEMENT


        EAGLE GROWTH SHARES, INC./PHILADELPHIA FUND, INC.

              PROFIT SHARING/MONEY PURCHASE PENSION

                         RETIREMENT PLAN

 By signing the Application/Adoption Agreement or Agreements for the Eagle Growth Shares, Inc./Philadelphia Fund, Inc. Profit Sharing/Money Purchase Pension Retirement Plan ("Plan"), the Employer named therein ("the Employer") hereby establishes a Custodial Account (herein referred to as "Custodial Account") and Star Bank, N.A. (herein referred to as "the Custodian") by counter-signing such Application/Adoption Agreement or Agreements hereby accepts the custodianship thereof upon the following conditions:

      ESTABLISHMENT OF CUSTODIAN AND PARTICIPANTS' ACCOUNTS

  1. The Custodial Agreement is established solely for the purpose of:

    (a) The investment of all contributions made by the Employer or any other qualified contributor in shares of Philadelphia Fund, Inc., Eagle Growth Shares, Inc. or such other regulated investment companies sponsored, underwritten or distributed by Baxter Financial Corporation, or for which Baxter Financial Corporation serves as investment advisor, and which the Custodian has agreed to hold hereunder. Such investment companies are hereinafter referred to as a "Fund" or "Funds" and the shares thereof are hereinafter referred to as "Fund Shares."

    (b) The holding of such Fund Shares in the Custodial Account until distributed in accordance with the provisions of Section 9.


                     RECEIPT OF CONTRIBUTIONS

  2. All contributions made to the Custodial Account shall be in accordance with the provisions of the Plan but the Custodian shall have no obligation to verify the allowability or amount of such contributions under the Code and may rely solely on the representations of the Employer with respect thereto. All contributions shall be accompanied by written instructions from the Plan Administrator specifying the Participant's account to which contributions are to be credited (including the type of

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contribution being made) and the investments to be acquired therewith.

  3. The Custodian shall hold and treat the contributions made by or on behalf of each person as a separate account under this Agreement.

  4. Contributions under the Plan shall be accepted by the Custodian only when made through the Plan Administrator.

  5. The Custodian shall, upon written instructions from the Plan Administrator, reallocate amounts in the Participants' accounts, which the Employer has certified to have been forfeited. The Custodian shall comply with such instructions and shall be under no obligation to verify the propriety of any such re-allocation or the amount thereof.

  6. The Custodian, in its discretion, may accept cash and/or Fund Shares transferred to it from any other plan described in
Section 401(a) or 403(a) of the Code which is maintained by the Employer for the benefit of any of the Participants. Before approving such a transfer of assets, the Custodian may request from the Plan Administrator any documents or information it deems necessary and may require an opinion of counsel that such other plan satisfies the applicable requirements of Section 40l(a) or 403(a) of the Code. It shall hold the Fund Shares, if any, and shall invest such cash in accordance with provisions of
Section 11 hereof, and shall, in accordance with the written instructions of the Plan Administrator make appropriate credits to the accounts of the Participants for whose benefit a contribution has been made. Any amounts so credited as contributions previously made by the Employer or by such Participants under such other plan, as specified by the Plan Administrator, shall be treated as contributions previously made under the Plan by the Employer or by such Participants, as the case may be.

  7. The Custodian, in its discretion, may accept a direct transfer of assets from the trustee or custodian of any other plan described in Section 401(a) or 403(a) of the Code, to be held for the benefit of any Participant to the full extent permitted by the Code. Before approving such a transfer of assets, the Custodian may request from the Plan Administrator or the Participant any documents or information it deems necessary and may require an opinion of counsel that such other plan satisfies the applicable requirements of Section 401(a) or 403(a) of the Code. In the event that the transferred amounts includes assets other than cash and/or Fund Shares, the Custodian shall dispose of said other assets promptly and invest the proceeds in accordance with Section 11 hereof.

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  8.   The Custodian, in its discretion, may accept a
contribution of rollover amounts within the meaning of Section 402(a)(5) of the Code. Before accepting any such contribution, the Custodian may request from the Plan Administrator or the Participant any documents or information it deems necessary and may require an opinion of counsel that such contribution qualifies as a rollover within the meaning of Section 402(a)(5) of the Code. Any such rollover contribution shall be separately accounted for and invested in accordance with Section II hereof. In the event that the rollover contribution includes assets other than cash and/or Fund shares, the custodian shall dispose of such other assets promptly and invest the proceeds in accordance with Section 11 hereof.


             DISTRIBUTIONS FROM THE CUSTODIAL ACCOUNT

  9. The Custodian shall make such distributions as the Plan Administrator shall direct in writing. At no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries. In connection with the making of any distributions, the Custodian may rely solely on the accuracy of all facts supplied at any time by the Plan Administrator, including any written designation of beneficiary. By directing a distribution, the Plan Administrator shall be deemed to represent that such distribution complies with the provisions of the Plan, including, but not limited to, those provisions relating to the distribution of a qualified joint and survivor annuity or a pre-retirement survivor annuity. In connection with the making of any distributions, the Custodian shall have the right to demand from the Plan Administrator whatever documents or evidence it may reasonably require from time to time. If a joint and survivor annuity or pre-retirement survivor annuity is to be purchased, the Plan Administrator will give the Custodian appropriate instructions with respect to the payment of the premium for such annuity policy which shall be purchased from an insurer. Upon making such payment, the Custodian shall have no further liability or responsibility with respect thereto. Prior to making any distributions on the death of a Participant, the Custodian shall have the right to have its accounts settled by the legal representative of the estate of the Participant, his spouse or such other parties as appear appropriate. The Custodian shall also have the right prior to making such distributions to receive such documents as it may reasonably require with respect to any estate or inheritance taxes which may be imposed on the Participant's estate. All distributions hereunder shall be made either in cash or in kind as directed by the Plan Administrator.

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                    DESIGNATION OF BENEFICIARY

  10.  Subject to the joint and survivor annuity requirements of
Article IX of the Plan, any person on whose behalf a contribution is made to the Custodial Account may by notice in writing delivered to the Plan Administrator, who in turn will file it with the Custodian, designate a beneficiary (or change a previous designation) to receive any undistributed interest of said person in the event of such person's death. To be effective, any such designation or change thereof must be filed with the Custodian during such person's life. In the absence of any such designation so filed, any undistributed interest shall be paid, as directed by the Plan Administrator, to the person's surviving spouse, or, if the Plan Administrator certifies that there is no surviving spouse, to the legal representative of the person's estate.


                   INVESTMENT OF ACCOUNT ASSETS

  11. In accordance with the Plan Administrator's instructions, the Custodian shall invest all contributions in Fund Shares and shall credit such shares to the separate account of each person on whose behalf the contribution was made. A receipt for each contribution received and showing the investment thereof and current status of each separate account shall be prepared by the Custodian and delivered to the Plan Administrator. All dividends and any capital gain distributions received on Fund Shares held by the Custodian in each Participant's Account shall be reinvested in accordance with the applicable Fund's current prospectus in such shares and credited to such account. If elected by the Employer in the Application/Adoption Agreement, a Participant may, at any time, by written notice to the Plan Administrator, who will transmit it to the Custodian, change the investment of assets in his or her account.


             CONCERNING THE CUSTODIAN AND ITS DUTIES

  12. If any distribution with respect to a Fund may be received at the election of the shareholder in additional shares or in cash or in other property, the Custodian shall elect to receive it in additional shares.

  13. All Fund Shares acquired by the Custodian shall be registered in the name of the Custodian or of its registered nominees.

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  14.  The Custodian shall be compensated for its services under this Agreement in accordance with the fee schedule as amended from time to time by the Custodian.

  15. The Custodian shall keep accurate and detailed records of all its receipts, investments, disbursements and other transactions hereunder. Not later than sixty (60) days after the close of each Plan Year (or after the Custodian's resignation or removal pursuant to Sections 16 and 17 hereof), the Custodian shall file with the Plan Administrator a written report or reports reflecting the receipts, disbursements and other transactions effected by it during such year (or period ending with such resignation or removal) and the assets and liabilities of the Custodial Account at its close. The assets of the account shall be valued annually at fair market value on the last day of the Plan Year. Such report or reports shall be open to inspection by any Participant at the Plan Administrator's office for a period of sixty (60) days immediately following the date on which it is sent by the Custodian to the Plan Administrator. Upon the expiration of such sixty (60) day period the Custodian shall be forever released and discharged from all liability and accountability to anyone with respect to its acts, transactions, duties, obligations or responsibilities as shown in or reflected by such report, except with respect to any such acts or transactions as to which the Plan Administrator shall have filed written objections with the Custodian within such sixty (60) day period. The Plan Administrator shall furnish to the Custodian, and the Custodian shall furnish to the Plan Administrator, such information relevant to the Plan and Custodial Account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder. The Custodian shall keep such records, make such identifications, and file with the Internal Revenue Service such returns and other information concerning the Custodial Account as may be required of it by this Agreement and under federal or state law.


                        TREATMENT OF TAXES

  16. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the Custodial Account shall be paid from the assets of the Custodial Account and shall, unless allocable to the accounts of specific Participants, be charged proportionately to their respective accounts. Any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Custodial Account, all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the Custodian's compensation

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pursuant to Section 14, shall to the extent that they are not allocable to a separate account held for any other person under this Agreement, be allocated proportionately to all separate accounts held under this Agreement.


               REMOVAL OR RESIGNATION OF CUSTODIAN

  17. The Employer shall at any time have the right to remove the Custodian by delivering to the Custodian a notice in writing to that effect which notice shall also designate a successor trustee or a successor Custodian which shall qualify under
Section 401(f) of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor trustee or custodian, the removal of the Custodian shall be effective and the Custodian shall transfer and pay over to such successor the assets of the Custodial Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money or Fund Shares or both as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, and where necessary may liquidate such reserved shares. Any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

  18. The Custodian shall at any time have the right to resign as Custodian under this Agreement by delivering to the Employer a notice in writing to that effect. Upon receiving such notice of resignation, the Employer shall forthwith appoint a successor trustee or custodian and upon receipt by the Custodian of written acceptance by the successor trustee or custodian of such appointment, the Custodian is authorized to act in the same manner as provided for in Section 17. If within thirty (30) days after the Custodian's resignation or removal the Employer has not appointed a successor trustee or custodian which has accepted such appointment, the Custodian may appoint such successor itself or may terminate this Agreement and Custodial Account in accordance with paragraph 21.


                     VOTING AND OTHER ACTION

  19. The Custodian shall deliver to the Plan Administrator, all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to such shares. The Custodian shall not vote any of the Fund Shares held hereunder except in accordance with the written instructions of the Employer.

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                      TERMINATION OF ACCOUNT

  20. If the Custodian receives written notice that the Internal Revenue Service has determined that the Plan fails to qualify under Section 40l of the Internal Revenue Code, as it existed at the time the Plan was adopted, by reason of some inadequacy in the original Plan not removed by a retroactive amendment pursuant to Section 40l(b) thereof or for any other reason, the Custodian shall terminate the Custodial Account by distributing the assets thereof equitably among the Employer and the Participants as directed by the Plan Administrator, provided, however, that no return of any contribution to the Employer shall be made unless it is within one year of the initial disqualification of the Plan.

  21. Upon termination of the Custodial Account, the Custodian shall be relieved from all further liability with respect to this Agreement, the Custodial Account and all assets thereof so distributed and any determinations by the Custodian of the mode of distributing the assets of the Custodial Account.


                          MISCELLANEOUS

  22. As provided in Section 4975 of ERISA, no prohibited transaction with a disqualified person or party in interest as defined in ERISA shall be permitted, except to the extent allowed by ERISA or any administrative exemption issued thereunder.

  23. The Custodian shall be under no duties whatsoever except such duties as are specifically set forth as such in this Custodial Agreement, and no implied covenant or obligation shall be read into this Custodial Agreement against the Custodian. In the performance of its duties, the Custodian shall be liable only for its own negligence or willful misconduct. The Employer shall have the sole authority and responsibility for the enforcement or defense of the terms and conditions of the Custodial Agreement against or on behalf of any person or persons claiming any interest in the Custodial Account. The Custodian shall not be required to prosecute, defend or respond to any action or any judicial proceeding relating to the Custodial Account unless it has previously received indemnification satisfactory to it in form and in substance.

  24. The Custodian reserves the right to amend all or any part of the terms of this Custodial Agreement or Plan upon sixty (60) days' written notice to the Employer in any manner which would not disqualify the Custodial Agreement from complying with Sections 401 and 501 of the Code.

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  25.  The assets of the Custodial Account shall not be subject to alienation, assignment, trustee process, garnishment, attachment, execution or levy of any kind except by the Custodian for its fees and expenses of the Custodial Account and except on account of a qualified domestic relations order pursuant to Section 414(p) of the Code, and no attempt to cause such assets to be so subjected shall be recognized except to such extent as may be required by law or provided for herein.

  26. Anything in this Agreement to the contrary notwithstanding, at no time shall it be possible for any part of the assets of the Custodial Account to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, except as specifically provided in this Agreement.

  27. Any notice from the Custodian to the Employer provided for in this Agreement shall be effective if sent by registered mail to him at his last address of record.

  28.  This Agreement shall form a part of the Plan.

  29. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, or the laws of the state wherein the principal place of business of the successor trustee or custodian is located, if applicable, except as superseded by ERISA.


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                   PROFIT SHARING PLAN NO. 001

                  APPLICATION/ADOPTION AGREEMENT

        EAGLE GROWTH SHARES, INC./PHILADELPHIA FUND, INC.

              PROFIT SHARING/MONEY PURCHASE PENSION

                         RETIREMENT PLAN

  This is the Application/Adoption Agreement for the prototype Profit Sharing Plan #001 sponsored by Philadelphia Fund, Inc. The Profit Sharing Plan is designed to be adopted either singly or in combination with the prototype Money Purchase Pension Plan #002 sponsored by Philadelphia Fund, Inc. Failure to properly complete this Application/Adoption Agreement may result in disqualification of the Plan.

  Inquiries regarding the adoption of the Plan, the sponsor's intended meaning of any Plan provisions, or the effect of the opinion letter issued by the Internal Revenue Service for the Plan may be directed to:

    Baxter Financial Corporation
    1200 N. Federal Highway, Suite 424
    Boca Raton, FL  33432
    (800) 749-9933

  Philadelphia Fund, Inc. will inform the Employer identified below of any amendments to the Plan or in the event that it intends to discontinue or abandon the Plan.

  The Employer hereby establishes the above-named Profit Sharing Retirement Plan and related Custodial Account in accordance with all the terms of the Profit Sharing Retirement Plan and of the Custodial Agreement which the Employer has received and read, and which terms the Employer accepts and specifically incorporates herein by reference, with the following additional terms:

I. EMPLOYER DATA  (Please print or type)

  A. This Plan is to be known as the Profit Sharing Plan of _________________________________(the "Employer").
           Employer's Name


  B. _______________________________________________________
                         Business Address
                     (Street/City/State/ZIP)

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  C. _______________________________________________________
                        Nature of Business


  D. _______________________________________________________
           Employer's Federal Tax Identification Number


  E. _______________________________________________________
                         Telephone Number


  F. _______________________________________________________
                   Employer's Taxable Year End


  G. The Plan Year is the same as the Employer's Taxable Year unless another 12-consecutive month period is indicated below:

     _______________________________________________________
                          Plan Year End

  H. The Limitation Year is the same as the Plan Year unless another 12-consecutive month period is indicated below:

     _______________________________________________________
                       Limitation Year End


  I. The Employer is: [ ] a corporation.

                      [ ] an S corporation.

                      [ ] a sole proprietorship.

                      [ ] a partnership.

  J. The Effective Date of this Plan is:____________
     ____________________ (should be first day of a Plan Year).

  K. If this is an Amendment of an existing plan, complete the following:


     1. _______________________________________________________
        Effective Date of Amendment (should be first day of a Plan Year)

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     2. _______________________________________________________
        Effective Date of Prior Plan

  L. The Employer shall act as Plan Administrator unless another party is designated as follows:

     _______________________________________________________
     (Neither Eagle Growth Shares, Inc., Philadelphia Fund, Inc.
     nor Baxter Financial Corporation can serve as Plan
     Administrator.)


II. ELIGIBILITY

    Note: If the Employer also maintains the prototype Money Purchase Pension Plan #002 sponsored by Philadelphia Fund, Inc., then for Plan Years beginning after December 31, 1991 either (i) the Employer must select the same eligibility requirements in A, B, C and D, below, and in IV.C.2., below, as in the Money Purchase Pension Plan Application/Adoption Agreement, or (ii) the minimum contributions required by
    Section 6.2 of the Plan must be made under both this Plan and the Money Purchase Pension Plan.

  A. Age Requirements. In order to participate an Employee must have attained (check 1 or 2 below and complete 1, if applicable):

     [ ] 1. The minimum age of ____ (not more than 21).

     [ ] 2. No age requirement.

  B. Service Requirements. In order to participate an Employee must have completed: (check 1 or 2 below and complete 1, if applicable)

     [ ] 1. One Year of Service unless full and immediate vesting is elected in Section III.B., in which case _____ Years of Service (not more than 3), for Plan Years beginning prior to January 1, 1989, and ____ Years of Service (not more than 2), for Plan Years beginning after December 31, 1988 shall, be required.

     [ ] 2. No length of service requirement.

  C. Entry Dates.  Each Employee who satisfies the Age and
     Service requirements selected in A and B above shall become a Participant in the Plan as of the first Entry Date selected in 1 or 2 below which

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     occurs following the satisfaction of such requirements
     (check 1 or 2 below):

     [ ] 1. The first day of the Plan Year or the date six months after the age and service requirements of A and B above are satisfied, whichever is earlier.

     [ ] 2. The date on which the requirements of A and B above are satisfied.

  D. If a Year or more of Service is chosen in B.1. above, a Year of Service for eligibility to participate shall mean
     _______ (not more than 1,000) Hours of Service.


III. VESTING

  A. For purposes of vesting, a Year of Service shall be a Plan
     Year in which a Participant has ___________ (not more than 1,000) Hours of Service.

  B. Employer contributions will become vested if the Participant terminates employment for any reason other than by death or by Total and Permanent Disability, pursuant to the following schedule (choose 1, 2, 3 or 4, and complete 3 or 4, if applicable):

  [ ] 1.   Years of Service        Vested Percentage
           ----------------        -----------------
                1 year                     0%
                2 years                   20%
                3 years                   40%
                4 years                   60%
                5 years                   80%
                6 or more years          100%

  [ ] 2. 100% vesting immediately after satisfaction of the eligibility requirements.

  [ ] 3.   Years of Service        Vested Percentage
           ----------------        -----------------
                1 year                   ___%
                2 years                  ___%
                3 years                  100%

  [ ] 4.   Years of Service        Vested Percentage
           ----------------        -----------------
               1 year                   ____%
               2 years                  ____% (at least 20%)
               3 years                  ____% (at least 40%)
               4 years                  ____% (at least 60%)
               5 years                  ____% (at least 80%)
               6 or more years           100%

NOTE: If a service requirement greater than one Year of Service is chosen for eligibility, vesting Schedule 2 must be selected.


IV. CONTRIBUTIONS

  A. Employer Contributions (Choose and complete 1 or 2):

     [ ] 1. The Employer shall annually determine, by resolution adopted on or before the date prescribed by law for filing its Federal Income Tax Return for each taxable year (including extensions thereof), an amount to be contributed to the Plan -

            [ ] a. Not to exceed Net Profits.

            [ ] b. Without regard to the Employer's Net Profits.

            Provided, however, that no contribution shall be made for any year in excess of the amount deductible for such year under provisions of the Internal Revenue Code of 1986, as amended, and regulations thereunder as then in effect.

     [ ] 2. The amount to be contributed for each Plan Year shall be an amount equal to _________% (not to exceed 15%) of the total of all Participants' Compensation for such Plan Year -

            [ ] a. Not to exceed Net Profits.

            [ ] b. Without regard to the Employer's Net Profits.

NOTE: In no event may contributions to the Plan cause the Plan to exceed the annual additions limitations set forth in Article
XIII of the Plan.

  B.  Voluntary Employee Contributions (choose 1 or 2):

      [ ] 1. Each Participant may contribute up to _____% of his Compensation. The minimum voluntary Employee Contribution, if any, is _____ %. (NOTE: In no event may Voluntary Employee Contributions be made to this Plan for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer.)

      [ ] 2. No Voluntary Employee Contributions are permitted.

  C. Termination Year Contribution:

     1. Plan Years beginning before January 1, 1990
        (choose a or b).

        [ ] a. A Participant will share in Employer Contributions for the Plan Year in which he terminates employment prior to the end of such Plan Year.

        [ ] b. A Participant will not share in Employer
               Contributions for the Plan Year in which he terminates employment prior to the end of such Plan Year.

     2. Plan Years beginning after December 31, 1989
        (choose a or b).

        [ ] a. A Participant will share in Employer Contributions for the Plan Year in which he terminates employment prior to the end of such Plan Year.

        [ ] b. A Participant will not share in Employer
               Contributions for the Plan Year if he terminates employment prior to the end of such Plan Year and fails to complete at least 501 Hours of Service during such Plan Year.

NOTE: In no event may contributions to the Plan cause the Plan to exceed the annual additions limitations set forth in Article
XIII of the Plan.


V. NORMAL RETIREMENT AGE

  The Normal Retirement Age for all Participants in the Plan, if other than age 65, is (check and complete 1 or 2 below):

        [ ] 1. ____ Years of age (not more than 64 or less than 55).

        [ ] 2. For Plan Years beginning before January 1, 1988, the later of age ____ (not more than 65) or the (not more than 10th) anniversary of the date the Participant commenced participation in the Plan. For Plan Years beginning after December 31, 1987, the later of age ___ (not more than 65) or the ____ (not more than 5th) anniversary of the date the Participant commenced participation in the Plan.


VI. COMMENCEMENT OF BENEFITS

  If a Participant is entitled to a distribution on account of retirement, the amounts derived from Employer Contributions, the Participant's Voluntary Contributions and all earnings thereon shall be paid in the form provided in the Plan commencing (check one):

       [ ] 1. Not later than 30 days after the end of the Plan
              Year in which the Participant retires.

       [ ] 2. On the date provided in 1 above, unless the Participant makes an election in writing prior to his date of retirement to have his benefits commence on a date not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

VII. INVESTMENT AUTHORITY

  Contributions to the Plan shall be invested by the Custodian in accordance with the instructions of the Plan Administrator unless 1 and/or 2 is selected below:

       [ ] 1. Participants may direct Employer Contributions to be invested in (choose a. or b. or both):

              [ ] a.  Philadelphia Fund, Inc.

              [ ] b.  Eagle Growth Shares, Inc.

              If a. and b. are selected, one-half of each payment will be invested in each fund.

      [ ] 2. Participants may direct all Voluntary Employee
             Contributions made by the Participant to be invested in (choose a. or b. or both):

             [ ] a.  Philadelphia Fund, Inc.

             [ ] b.  Eagle Growth Shares, Inc.

             If a. and b. are selected, one-half of each payment will be invested in each fund.

NOTE: While Participants may direct the investment of contributions, such direction shall be given by Participants to the Plan Administrator, who will transmit such instructions in writing to the Custodian in accordance with the Custodial Agreement. Participants may make or change such directions by giving written notice to the Plan Administrator. Reasonable restrictions may be imposed on this privilege by the Plan Administrator or the Sponsor for purposes of administrative convenience.

VIII. ALLOCATION LIMITATIONS

  If the Employer maintains or has ever maintained another qualified plan (other than this Plan and the Prototype Money Purchase Revision Plan #002), in which any Participant in this Plan is (or was) a participant or could become a participant, this Section VIII must be completed. The Employer must also complete this Section VIII if it maintains a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as annual additions with respect to any Participant in this Plan.

  IF YOU MAINTAIN SUCH OTHER PLAN(S), FAILURE TO COMPLETE THIS
SECTION VIII MAY ADVERSELY EFFECT THE QUALIFICATION OF THE PLANS
YOU MAINTAIN.

  A. If a Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan (choose either 1 or 2):

     [ ] 1. The provisions of Section 13.2 of the Plan will apply as if the other plan were a master or prototype plan.



     [ ] 2. (On an attachment, provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in a manner that precludes
             Employer discretion.)

  B. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer, (choose either 1 or 2):

     [ ] 1. In any limitation year, the annual additions credited to the Participant under this Plan may not cause the sum of the defined benefit plan fraction and the defined contribution plan fraction to exceed 1.0 If the Employer contributions that otherwise would be allocated to the Participant's Account during such year would cause the 1.0 limitation to be exceeded, the allocation will be reduced so that the sum of the fractions equal 1.0. Any contributions not allocated because of the preceding sentence will be allocated to the remaining Participants under the Plan. If the
            1.0 limitation is exceeded, such excess amount will be reduced in accordance with Section 13.1(d) of the Plan.


     [ ] 2. On an attachment, provide the method which the plan involved will use to satisfy the 1.0 limitation in a manner that precludes Employer discretion.


IX. INITIAL PAYMENT (only complete if this is the establishment of a new Plan)

  Enclosed is a check payable to "Star Bank, N.A." in the amount of $________ as the total initial payment to be credited to the accounts of the Participants which are listed on the schedule attached to this Application.

NOTE: AN EMPLOYER WHO HAS EVER MAINTAINED OR LATER ADOPTS ANY PLAN (INCLUDING A WELFARE BENEFIT FUND, AS DEFINED IN SECTION 419(e) OF THE CODE, WHICH PROVIDES POST-RETIREMENT MEDICAL BENEFITS ALLOCATED TO SEPARATE ACCOUNTS FOR KEY EMPLOYEES, AS DEFINED IN SECTION 419A(d)(3) OF THE CODE, OR AN INDIVIDUAL MEDICAL ACCOUNT, AS DEFINED IN SECTION 415(l)(2) OF THE CODE) IN ADDITION TO THIS PLAN (OTHER THAN PROTOTYPE MONEY PURCHASE PENSION PLAN #002) MAY NOT RELY UPON THE OPINION LETTER ISSUED BY THE NATIONAL OFFICE OF THE INTERNAL REVENUE SERVICE AS EVIDENCE THAT THIS PLAN IS QUALIFIED UNDER SECTION 401(a) OF THE INTERNAL REVENUE CODE. IF THE EMPLOYER WHO ADOPTS OR MAINTAINS MULTIPLE PLANS WISHES TO OBTAIN RELIANCE THAT THE PLANS ARE QUALIFIED,

APPLICATION FOR A DETERMINATION LETTER SHOULD BE MADE
TO THE APPROPRIATE KEY DISTRICT DIRECTOR OF INTERNAL REVENUE.

THIS APPLICATION/ADOPTION AGREEMENT MAY BE USED ONLY IN
CONJUNCTION WITH BASIC PLAN DOCUMENT #01.


X. EMPLOYER SIGNATURE

  The Undersigned hereby adopts the Plan and appoints as Custodian, in accordance with the Custodial Agreement, Star
Bank, N.A.

  The Employer (a) acknowledges receipt of the current prospectus of the Investment Company or Companies and represents that each Participant has received such prospectus; (b) represents that each new Participant will receive the then current prospectus; (c) on behalf of the Employer and each Participant consents to the Plan and Custodial Agreement; (d) represents that the Employer will file such information with the Internal Revenue Service and the Department of Labor as such agencies may require, except to the extent the Custodian is required to file such information; (e) agrees to vote or instruct the voting of shares as requested by Participants; and
(f) agrees to respect the wishes of Participants concerning investment of their accounts within the limits permitted by this Plan.






____________________________________   ______________________
        Name of Employer                   Plan Number


By:_________________________________

       (Authorized Signature)           Signed this      day of
                                                          , 19__.


  By signing this application, Star Bank, N.A. agrees to act as Custodian in accordance with the terms of the Custodial
Agreement.


                                       STAR BANK, N.A.


                                       By:_______________________

               MONEY PURCHASE PENSION PLAN NO. 002
                  APPLICATION/ADOPTION AGREEMENT

        EAGLE GROWTH SHARES, INC./PHILADELPHIA FUND, INC.
              PROFIT SHARING/MONEY PURCHASE PENSION
                         RETIREMENT PLAN



  This is the Application/Adoption Agreement for the prototype Money Purchase Pension Plan #002 sponsored by Philadelphia Fund, Inc. The Money Purchase Pension Plan is designed to be adopted either singly or in combination with the prototype Profit Sharing Plan #001 sponsored by Philadelphia Fund, Inc. Failure to properly complete this Application/Adoption Agreement may result in disqualification of the Plan.



  Inquiries regarding the adoption of the Plan, the Sponsor's intended meaning of any Plan provisions, or the effect of the opinion letter issued by the Internal Revenue Service for the Plan may be directed to:

    Baxter Financial Corporation
    1200 N. Federal Highway, Suite 424
    Boca Raton, FL  33432
    (800) 749-9933

  Philadelphia Fund, Inc. will inform the Employer identified below of any amendments to the Plan or in the event that it intends to discontinue or abandon the Plan.

  The Employer hereby establishes the above-named Money Purchase Pension Plan and related Custodial Account in accordance with all the terms of the Money Purchase Pension Plan and of the Custodial Agreement which the Employer has received and read, and which terms the Employer accepts and specifically incorporates herein by reference, with the following additional terms:

I.  EMPLOYER DATA (Please print or type)

    A. This Plan is to be known as the Money Purchase Pension
       Plan of _______________________ (the "Employer").
                   Employer's Name

    B. ______________________________________________________
                         Business Address
                     (Street/City/State/ZIP)

    C. ______________________________________________________
                        Nature of Business

    D. ______________________________________________________
           Employer's Federal Tax Identification Number

    E. ______________________________________________________
                         Telephone Number

    F. ______________________________________________________
                   Employer's Taxable Year End

    G. The Plan Year is the same as the Employer's Taxable Year unless another 12-consecutive month period is indicated below:

       ______________________________________________________
                          Plan Year End

    H. The Limitation Year is the same as the Plan Year unless another 12-consecutive month period is indicated below:

       ______________________________________________________
                       Limitation Year End

    I. The Employer is:  [ ] a corporation.
                         [ ] an S corporation.
                         [ ] a sole proprietorship.
                         [ ] a partnership.

    J. The Effective Date of this Plan is:_______________ (should be first day of a Plan Year).

    K. If this is an Amendment of an existing plan, complete the following:

       1. ______________________________________________________
          Effective Date of Amendment (should be first day of a Plan Year)

       2. ______________________________________________________
          Effective Date of Prior Plan

    L. The Employer shall act as Plan Administrator unless another party is designated as follows:

       ______________________________________________________
       (Neither Eagle Growth Shares, Inc., Philadelphia Fund,
       Inc. nor Baxter Financial Corporation can serve as Plan
       Administrator)


II.  ELIGIBILITY

  Note: If the Employer also maintains the prototype Profit Sharing Plan #001 sponsored by Philadelphia Fund, Inc., then for Plan Years beginning after December 31, 1991, either (i) the Employer must select the same eligibility requirements in A, B, C and D, below, and in IV.C.2., below, as in the Profit Sharing Plan Application/Adoption Agreement, or (ii) the minimum contributions required by Section 6.2 of the Plan must be made under both this Plan and the Profit Sharing Plan.

    A. Age Requirements. In order to participate an Employee must have attained (check l or 2 below and complete l, if applicable):

       [ ] 1. The minimum age of ___ (not more than 21).
       [ ] 2. No age requirement.

    B. Service Requirements. In order to participate an Employee must have completed (check l or 2 below and complete l, if applicable):

       [ ] 1. One Year of Service unless full and immediate vesting is elected in Section III.B., in which case ____ Years of Service (not more than 3), for Plan Years beginning prior to January 1,1989, and ____

              Years of Service (not more than 2), for Plan Years beginning after December 31, 1988, shall be required.

       [ ] 2. No length of service requirement.

    C. Entry Dates. Each Employee who satisfies the Age and Service requirements selected in A and B above shall become a Participant in the Plan, as of the first Entry Date selected in l or 2 below which occurs following the satisfaction of such requirements (check 1 or 2 below):

       [ ] 1. The first day of the Plan Year or the date six months after the age and service requirements of A and B above are satisfied, whichever is earlier.

       [ ] 2. The date on which the requirements of A and B above are satisfied.

    D. If a Year of Service (or more) is chosen in B.1 above, a Year of Service for eligibility to participate shall mean
       __________________(not more than 1,000) Hours of Service.


III.  VESTING

    A. For purposes of vesting, a Year of Service shall be a Plan
       Year in which a Participant has _________ (not more than 1,000) Hours of Service.

    B. Employer contributions will become vested if the Participant terminates employment for any reasons other than by death or by Total and Permanent Disability, pursuant to the following schedule (choose 1, 2, 3 or 4 and complete 3 or 4, if applicable):

       [ ] 1. Years of Service  Vested Percentage
              ----------------  -----------------
                  1 year                0%
                  2 years              20%
                  3 years              40%
                  4 years              60%
                  5 years              80%
                  6 or more years     100%

       [ ] 2. 100% vesting immediately after satisfaction of the eligibility requirements.

       [ ] 3. Years of Service  Vested Percentage
              ----------------  -----------------
                  1 year               ___%
                  2 years              ___%
                  3 years              100%

       [ ] 4. Years of Service  Vested Percentage
              ----------------  -----------------
                  1 year               ___%
                  2 years              ___% (at least 20%)
                  3 years              ___% (at least 40%)
                  4 years              ___% (at least 60%)
                  5 years              ___% (at least 80%)
                  6 or more years      100%

NOTE: If a service requirement greater than one Year of Service is chosen for eligibility, vesting schedule 2 must be selected.


IV.  CONTRIBUTIONS

    A. The Employer shall annually contribute ___________% of each Participant's Compensation (not to exceed 25%).

    B. Voluntary Employee Contributions (choose l or 2):

       [ ] 1. Each Participant may contribute up to ____% of his Compensation. The minimum Voluntary Contribution, if any, is ____%. (NOTE: In no event may Voluntary Employee Contributions be made to this Plan for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer.)

       [ ] 2. No Voluntary Employee Contributions are permitted.

    C. Termination Year Contribution:

       1. Plan Years beginning before January 1, 1990
          (choose a or b).

          [ ] a. A Participant will share in Employer
                 Contributions for the Plan Year in which he terminates employment prior to the end of such Plan Year.

          [ ] b. A Participant will not share in Employer
                 Contributions for the Plan Year in which he terminates employment prior to the end of such Plan Year.

       2. Plan Years beginning after December 31, 1989
          (choose a or b).

          [ ] a. A Participant will share in Employer
                 Contributions for the Plan Year in which he terminates employment prior to the end of such Plan Year.

          [ ] b. A Participant will not share in Employer
                 Contributions for the Plan Year if he terminates employment prior to the end of such Plan Year and fails to complete at least 501 Hours of Service during such Plan Year.

NOTE: In no event may contributions to the Plan cause the Plan to exceed the annual additions limitations set forth in Article
XIII of the Plan.


V.  ALLOCATIONS OF FORFEITURES

  Any forfeitures from a Participant's account arising under the Plan for a Plan Year shall be applied as follows (check 1 or 2 below, and complete 2, if applicable):

       [ ] 1. Forfeitures shall be applied to reduce the Employer
              Contributions.

       [ ] 2. Forfeitures shall be applied to reduce the Employer
              Contributions for Plan Years beginning prior to January 1, 19___ (cannot be earlier than 1986).
              For subsequent Plan Years, forfeitures shall be allocated in the ratio that each Participant's Compensation bears to the total Compensation of all Participants.


VI.  NORMAL RETIREMENT AGE

  The Normal Retirement Age for all Participants in the Plan, if other than age 65, is (check and complete l or 2 below):

       [ ] 1. _____Years of age (not more than 64 or less than 55).

       [ ] 2. For Plan Years beginning before January 1, 1988, the later of age ____ (not more than 65) or the ____(not more than 10th) anniversary of the date the Participant commenced participation in the Plan. For Plan Years beginning after December 31, 1987, the later of age ____ (not more than 65) or the ____ (not more than 5th) anniversary of the date the Participant commenced participation in the Plan.


VII.  COMMENCEMENT OF BENEFITS

  If a Participant is entitled to a distribution on account of retirement, the amounts derived from Employer Contributions, the Participant's Voluntary Employee Contributions and all earnings thereon shall be paid in the form provided in the Plan commencing (choose 1 or 2):

       [ ] 1. Not later than 30 days after the end of the Plan
              Year in which the Participant retires.

       [ ] 2. On the date provided in 1 above, unless the Participant makes an election in writing prior to his date of retirement to have his benefits commence on a date not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.


VIII. INVESTMENT AUTHORITY

  Contributions to the Plan shall be invested by the Custodian in accordance with the instructions of the Plan Administrator unless 1. and/or 2. is selected below:

       [ ] 1. Participants may direct Employer Contributions to be invested in (choose a. or b. or both):

              [ ] a. Philadelphia Fund, Inc.
              [ ] b. Eagle Growth Shares, Inc.

              If a. and b. are selected, one-half of each payment will be invested in each fund.

       [ ] 2. Participants may direct all Voluntary Employee
              Contributions made by the Participant to be invested in (choose a. or b. or both):

              [ ] a. Philadelphia Fund, Inc.
              [ ] b. Eagle Growth Shares, Inc.

              If a. and b. are selected, one-half of each payment will be invested in each fund.

NOTE: While Participants may direct the investment of contributions, such direction shall be given by Participants to the Plan Administrator, who will transmit such instructions in writing to the Custodian in accordance with the Custodial Agreement. Participants may make or change such directions by giving written notice to the Plan Administrator. Reasonable restrictions may be imposed on this privilege by the Plan Administrator or the Sponsor for purposes of administrative convenience.


IX.  ALLOCATION LIMITATIONS

  If the Employer maintains or has ever maintained another qualified plan (other than this Plan and the Prototype Profit Sharing Plan #001), in which any Participant in this Plan is (or was) a participant or could become a participant, this Section IX must be completed. The Employer must also complete this
Section IX if it maintains a welfare benefit fund, as defined in
Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as annual additions with respect to any Participant in this Plan.

  IF YOU MAINTAIN SUCH OTHER PLAN(S), FAILURE TO COMPLETE THIS
SECTION IX MAY ADVERSELY EFFECT THE QUALIFICATION OF THE PLANS
YOU MAINTAIN.

    A. If a Participant is covered under another qualified defined contribution plan maintained by the

       Employer, other than a master or prototype plan
       (choose either 1 or 2):

       [ ] 1. The provisions of Section 13.2 of the Plan will apply as if the other plan were a master or prototype plan.

       [ ] 2. (On an attachment, provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts, in a manner that precludes Employer discretion.)

    B. If a Participant is or has ever been a participant in a defined benefit plan maintained by the Employer (choose either 1 or 2):

       [ ] 1. In any limitation year, the annual additions credited to the Participant under this Plan may not cause the sum of the defined benefit plan fraction and the defined contribution plan fraction to exceed 1.0. If the Employer contributions that otherwise would be allocated to the Participant's Account during such year would cause the 1.0 limitation to be exceeded, the allocation will be reduced so that the sum of the fractions equal 1.0. Any contributions not allocated because of the preceding sentence will be allocated to the remaining Participants under the Plan. If the 1.0 limitation is exceeded, such excess amount will be reduced in accordance with Section 13.1(d) of the Plan.

       [ ] 2. On an attachment, provide the method under which the plan involved will satisfy the 1.0 limitation in a manner that precludes Employer discretion.


X.  INITIAL PAYMENT (only complete if this is the establishment of a new Plan)

  Enclosed is a check payable to "Star Bank, N.A." in the amount of $________ as the total initial payment to be credited to the accounts of the Participants which are listed on the Schedule attached to this Application.

NOTE: AN EMPLOYER WHO HAS EVER MAINTAINED OR LATER ADOPTS ANY PLAN (INCLUDING, AFTER DECEMBER 31, 1985, A WELFARE BENEFIT FUND, AS DEFINED IN SECTION 419(e) OF THE CODE, WHICH PROVIDES POST-RETIREMENT MEDICAL BENEFITS ALLOCATED TO SEPARATE ACCOUNTS FOR KEY EMPLOYEES, AS DEFINED IN SECTION 419A(d)(3) OF THE CODE, OR AN INDIVIDUAL MEDICAL ACCOUNT, AS DEFINED IN SECTION 415(l)(2) OF THE CODE) IN ADDITION TO THIS PLAN (OTHER THAN PROTOTYPE PROFIT SHARING PLAN #001) MAY NOT RELY UPON THE OPINION LETTER ISSUED BY THE NATIONAL OFFICE OF THE INTERNAL REVENUE SERVICE AS EVIDENCE THAT THIS PLAN IS QUALIFIED UNDER
SECTION 401(a) OF THE INTERNAL REVENUE CODE. IF THE EMPLOYER WHO ADOPTS OR MAINTAINS MULTIPLE PLANS WISHES TO OBTAIN RELIANCE THAT THE PLANS ARE QUALIFIED, APPLICATION FOR A DETERMINATION LETTER SHOULD BE MADE TO THE APPROPRIATE KEY DISTRICT DIRECTOR OF INTERNAL REVENUE.

THIS APPLICATION/ADOPTION AGREEMENT MAY BE USED ONLY IN
CONNECTION WITH BASIC PLAN DOCUMENT #01.


XI.  EMPLOYER SIGNATURE

  The Undersigned hereby adopts the Plan and appoints as Custodian, in accordance with the Custodial Agreement, Star
Bank, N.A.

  The Employer (a) acknowledges receipt of the current prospectus of the Investment Company or Companies and represents that each Participant has received such prospectus; (b) represents that each new Participant will receive the then current prospectus; (c) on behalf of the Employer and each Participant consents to the Plan and Custodial Agreement; (d) represents that the Employer will file such information with the Internal Revenue Service and the Department of Labor as such agencies may require, except to the extent the Custodian is required to file such information; (e) agrees to vote or instruct the voting of shares as requested by Participants; and
(f) agrees to respect the wishes of Participants concerning investment of their accounts contributions within the limits permitted by this Plan.

   ---------------------------        ------------------------
   Name of Employer                   Plan Number


   ---------------------------
   By:  (Authorized Signature)        Signed this      day of
                                                     , 19___.

  By signing this application, Star Bank, N.A. agrees to act as Custodian in accordance with the terms of the Custodial
Agreement.

                              STAR BANK, N.A.

                              By:_____________________________